SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________

FORM 8-K/A
(Amendment No. 1)
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 16, 2016

AEROCENTURY CORP.
(Exact name of Registrant as specified in its charter)

Delaware	94-3263974
(State of Incorporation)	(I.R.S. Employer Identification No.)

000-1036848
(Commission File Nunmber)

1440 Chapin Avenue, Suite 310
Burlingame, CA 94010
(Address of principal executive offices including Zip Code)

650-340-1888
(Registrant's telephone number, including area code)

Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⁯ ☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⁯⁯ ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁯⁯ ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁯⁯ ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under theExchange Act (17 CFR 240.13e-4(c)

*On September 21, 2016, AeroCentury Corp. (the "Registrant") filed a Current Report on Form 8-K (the "Report") with the Securities and Exchange Commission to report an Item 1.01 and Item 2.01 event.  This Amendment No. 1 to the Current Report on Form 8-K/A corrects an incorrect date reference of "September 15, 2006" in the first sentence of the disclosure  to "September 16, 2016"

Item 1.01  Entry into a Material Definitive Agreement
Item 2.01  Completion of Acquisition or Disposition of Assets

On September 16, 2016 , AeroCentury Corp. (the "Company") purchased two Bombardier CRJ900 aircraft ("Aircraft"), from each of GOAL Vervalutungsgesellschaft MbH & Co. Project Nr. 32 KG and GOAL Vervalutungsgesellschaft MbH & Co. Project Nr. 33 KG, entities managed by GOAL German Operating Leasing GmbH & Co. KG.  The aggregate purchase price for the two Aircraft was $36.9 million.  The Aircraft are on lease to Adria Airways, a Slovenia-based passenger air carrier and member of the Star Alliance, pursuant to leases with a remaining terms of over 10 years.

Item 9.01 Exhibit and Financial Statements
The following Exhibits are being filed with this Form 8-K:
Exhibit #	Title
99.1	Aircraft Sale and Purchase Agreement, between AeroCentury Corp. and GOAL Verwaltungsgesellschaft MbH & Co. Projekt Nr. 32KG, dated September 15, 2016*
99.2	Aircraft Sale and Purchase Agreement, between AeroCentury Corp. and GOAL Verwaltungsgesellschaft MbH & Co. Projekt Nr. 33KG, dated September 15, 2016*
*Confidential treatment requested for portions of this exhibit.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  September 21, 2016

AEROCENTURY CORP.
.
By: /s/ Toni M. Perazzo
Toni M. Perazzo
Sr. Vice President & Chief Financial Officer